SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement    [_] Confidential, for Use of the
                                       Commission Only (as permitted by
                                       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

            Computer Associates International, Inc.
--------------------------------------------------------------------
       (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1) Title of each class of securities to which transaction applies:

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 (2) Aggregate number of securities to which transaction applies:

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 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     registration statement number, or the Form or Schedule and the date
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

               COMPUTER ASSOCIATES INTERNATIONAL, INC.
                    One Computer Associates Plaza
                       Islandia, NY 11788-7000
                           1-516-342-5224

                                                  July 6, 1998
Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Computer Associates International, Inc. (the Company), to be held at 10:00 a.m. Eastern Daylight Time on Wednesday, August 12, 1998 at the Wyndham Wind Watch Hotel located at 1717 Motor Parkway, Islandia, New York.

The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement and recommends that you vote (1) FOR the election of the directors nominated; (2) FOR approval of an Amendment to the 1996 Deferred Stock Plan for Non-Employee Directors; (3) FOR approval of the 1998 Incentive Award Plan; and (4) FOR ratification of the Boards appointment of Ernst & Young LLP as the companys independent auditors for the 1999 fiscal year.

The vote of every stockholder is important. As an added convenience and cost-savings measure for our stockholders, we are offering voting by telephone and the Internet this year. Registered holders and most street name holders will find the instructions on the enclosed proxy card. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we urge you to use the electronic voting alternatives available, or sign, date, and mail the enclosed proxy card in the envelope provided at your earliest convenience.

Admission to the Annual Meeting will be by ticket only. Stockholders planning on attending the meeting should use the two cut-out admission tickets on the outside back cover of this booklet. A map showing the location of the meeting is also included.

Thank you for your cooperation and support.


                                  Very truly yours,



                                 /S/ Charles B. Wang

                                 CHARLES B. WANG
                                 Chairman of the Board and
                                 Chief Executive Officer

               COMPUTER ASSOCIATES INTERNATIONAL, INC.
                ------------------------------------
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ------------------------------------

To the Stockholders of Computer Associates International, Inc.:

The Annual Meeting of Stockholders of Computer Associates International, Inc. (the Company) will be held on Wednesday, August 12, 1998, at 10:00 a.m. Eastern Daylight Time at the Wyndham Wind Watch Hotel located at 1717 Motor Parkway, Islandia, New York, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To approve an Amendment to the 1996 Deferred Stock Plan for Non-Employee Directors;

3.  To approve the 1998 Incentive Award Plan;

4. To ratify the appointment of Ernst & Young LLP as the Companys independent auditors for the fiscal year ending March 31, 1999; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 19, 1998 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting, please bring the admission ticket on the back of this proxy booklet.

If you hold your shares through a broker or other nominee and fail to bring your admission ticket, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of June 19, 1998.

Whether or not you expect to attend, STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR SIGN, DATE, AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. No postage is required if mailed in the United States.


                                   By Order of the Board of Directors



                                  /s/Michael A. McElroy
                                  ---------------------
                                  MICHAEL A. MCELROY
                                  Secretary

Islandia, New York
July 6, 1998

                COMPUTER ASSOCIATES INTERNATIONAL, INC.
                     One Computer Associates Plaza
                        Islandia, NY 11788-7000

                            PROXY STATEMENT

                           GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of the Common Stock, par value $.10 per share (Common Stock), of Computer Associates International, Inc. (the Company) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, August 12, 1998, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. At present, the Board of Directors knows of no other business which will come before the meeting.

The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to stockholders on or about July 6, 1998. The Company will bear the cost of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, and telefax by the directors, officers, and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred.

Revocability and Voting of Proxy

A form of proxy for use at the meeting and a postpaid return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions shown on the proxy. If no instructions are given, the proxies will be voted (1) FOR the election of managements nominees for election as directors; (2) FOR approval of an Amendment to the 1996 Deferred Stock Plan for Non-Employee Directors; (3) FOR approval of the 1998 Incentive Award Plan; and (4) FOR ratification of the appointment of Ernst & Young LLP as the Companys independent auditors for the fiscal year ending March 31, 1999.

Record Date and Voting Rights

Only stockholders of record at the close of business on June 19, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. On June 19, 1998, the Company had outstanding 562,908,136 shares of Common Stock.

Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by broker non-votes as present for purposes of determining a quorum.

The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the independent auditors. In determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

Annual Report

The Annual Report of the Company for the fiscal year ended March 31, 1998 is being mailed with this Proxy Statement.

Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

               STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as to the beneficial ownership of the Companys Common Stock as of June 19, 1998 by the persons, other than members of the Board of Directors and management of the Company, known to the Company to own, or deemed to own, beneficially 5% or more of the Companys Common Stock:


                                          Number of Shares    Percent of
Name and Address of Beneficial Owner     Beneficially Owned  Class (rounded)
------------------------------------    -------------------  ---------------
Walter Haefner/                         126,562,500(1)       22.5%
Careal Holding AG
Utoquai 49
8022 Zurich, Switzerland


Putnam Investments, Inc.                 37,871,553(2)        6.7%
One Post Office Square
Boston, MA 02109

(1)	According to a Schedule 13D as amended, filed by Walter Haefner and
Careal Holding AG, Mr. Haefner has the sole voting and dispositive power with respect to 126,562,500 shares of the Companys Common Stock held of record by Careal Holding AG.

(2) According to a Schedule 13G dated December 31, 1997 filed by Putnam Investments, Inc., Putnam Investment Management, Inc. (PIM), has shared dispositive power with respect to 33,200,888 shares. The Putnam Advisory Company
(PAC) has shared voting power and shared dispositive power with respect to 2,130,606 and 4,670,665 shares, respectively. Putnam Investments, Inc., as parent to PIM and PAC, has shared voting power and shared dispositive power with respect to 2,130,606 and 37,871,553 shares, respectively.

                      BOARD AND MANAGEMENT OWNERSHIP

The following table sets forth certain information as to the beneficial ownership of the Companys Common Stock as of June 19, 1998 for (i) each director, including Charles B. Wang, the Chairman and Chief Executive Officer, Sanjay Kumar, President and Chief Operating Officer, and Russell M. Artzt, Executive Vice President-Research and Development, (ii) the two most highly compensated executive officers other than Messrs. Wang, Kumar, and Artzt, and (iii) all directors, and executive officers as a group (12 persons). Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder.




BOARD AND MANAGEMENT OWNERSHIP (continued)

                                        Number of Shares          Percent
      Name of Beneficial Owner       Beneficially Owned (1)(2)    of Class
      ------------------------      -------------------------     --------


Directors:
  Russell M. Artzt                  3,291,657(4)                   .6%
  Willem F.P. de Vogel                 50,802                       *
  Irving Goldstein                     49,125                       *
  Richard A. Grasso                    42,000                       *
  Shirley Strum Kenny                   9,300                       *
  Sanjay Kumar                      5,739,661(4)                   1.0%
  Charles B. Wang                  37,636,876(3)(4)                6.7%


Non-Directors:
  Charles P. McWade                    99,346                       *
  Peter Schwartz                    1,724,834                       .3%
  All Directors and
  Executive Officers
  as a Group (12 persons)          48,808,597                      8.7%


-----------------------

* Represents less than .1% of the outstanding Common Stock.

(1)	Includes shares that may be acquired within 60 days after June 19, 1998 through the exercise of stock options as follows: Mr. Artzt, 1,661,561; Mr. Kumar, 1,319,564; Mr. McWade, 73,826; Mr. Schwartz, 1,684,282; Mr. Wang,
8,399,231; Mr. de Vogel, 33,750; Mr. Goldstein, 33,750; Mr. Grasso, 27,000;
and all directors and executive officers as a group, 15,128,839.

(2)	Includes shares credited to the executives accounts in the Companys tax-qualified profit-sharing plan as follows: Mr. Artzt, 19,529; Mr. Kumar, 32,326; Mr. McWade, 1,426; Mr. Schwartz, 2,981; Mr. Wang, 1,213; and all
executive officers as a group, 82,756.

(3)	Includes 122,331 shares owned directly and as trustee for a minor by
Mr. Wangs spouse, an employee of the Company; 1,770,809 shares subject to employee stock options held by Mr. Wangs spouse, which are exercisable within 60 days after June 19, 1998; and 863 shares credited to the account of Mr. Wangs spouse in the Companys tax-qualified profit-sharing plan. Mr. Wang disclaims beneficial ownership of such shares.

(4)	Reflects the issuance of all vested shares under the 1995 Key Employee
Stock Ownership Plan: Mr. Artzt, 1,320,931 shares; Mr. Kumar, 4,088,130 shares; and Mr. Wang, 9,334,205 shares.


ITEM 1 ELECTION OF DIRECTORS

Nominees

It is proposed that the seven persons named below will be elected at the meeting. Unless otherwise specified it is the intention of the persons named in the accompanying form of Proxy to vote all shares of Common Stock represented by such proxy for the election of Russell M. Artzt, Willem F.P. de Vogel, Irving Goldstein, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, and Charles B. Wang to serve as directors until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company. At the time of the Annual Meeting, if any of the nominees named below is not available to serve as director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons, if any, as the Board of Directors may designate.

Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.


                                                       Director
                                                Age      Since
                                                ----    --------

Russell M. Artzt (1)                             51      1980
Executive Vice President-Research
and Development since April 1987 and
the Senior Development Officer
of the Company since 1976.

Willem F.P. de Vogel (2) (3)                     47      1991
President of Three Cities Research, Inc.,
a private investment management firm in
New York City, since 1981. From August 1981
to August 1990, Mr. de Vogel served as a
director of the Company. He is also
a director of Morton Industrial Group.

Irving Goldstein (2) (3)                         60      1990
Director General and Chief Executive Officer of
INTELSAT, an international satellite
telecommunications company, since February 1992.
He was Chairman and Chief Executive Officer of
COMSAT (formerly known as Communications
Satellite Corporation) from October 1985 to
February 1992 and President from May 1983 to
October 1985, and was a director of that company
from May 1983 to February 1992.

Richard A. Grasso (3) (4)                        51      1994
Chairman and Chief Executive Officer of the
New York Stock Exchange since June 1995.
He was Executive Vice Chairman of the New
York Stock Exchange from January 1991 to
May 1995 and President and Chief Operating
Officer from June 1988 to May 1995. He
has been with the Exchange since 1968.

Shirley Strum Kenny  (2)(4)                      63      1994
President of the State University of New York
at Stony Brook since September 1994. She was
President of Queens College of The City
University of New York from 1989 to August
1994. She is also a director of Toys R Us, Inc.

Sanjay Kumar (1)                                 36      1994
President and Chief Operating Officer
since January 1994. He was Executive
Vice President-Operations from January 1993
to December 1993, Senior Vice President-
Planning from April 1989 to December 1992,
Vice President-Planning from November 1988
to March 1989. He joined the Company with
the acquisition of UCCEL in August 1987.

Charles B. Wang (1)(4)                           53      1976
Chief Executive Officer of the Company since 1976
and Chairman of the Board since April 1980. He is
also a director of Symbol Technologies, Inc.
---------------------------

(1)	Member Executive Committee.

(2)	Member Audit Committee.

(3)	Member Stock Option and Compensation Committee.

(4) Member Nominating Committee.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE
NOMINEES LISTED ABOVE.

Meetings of the Board of Directors and Committees

During the Companys fiscal year ended March 31, 1998, the Board of Directors of the Company held nine meetings. In addition to these meetings, the Board of Directors acted by unanimous written consent on two occasions. Each Director attended more than 75% of the Board meetings and meetings of the Board committees on which he or she served. The Company has standing Executive, Audit, Stock Option and Compensation, and Nominating Committees.

The Executive Committee consists of Russell Artzt, Sanjay Kumar, and Charles
B. Wang. During fiscal year 1998 the Executive Committee did not meet, but acted by unanimous written consent on three occasions. The Stock Option and Compensation Committee of the Board (the Compensation Committee) consists of three non-employee directors, Willem F.P. de Vogel, Irving Goldstein, and Richard A. Grasso. During fiscal year 1998, the Compensation Committee met twice and acted by unanimous written consent on two occasions. The Compensation Committee also has the power to prescribe, amend, and rescind rules relating to the Companys 1994 Annual Incentive Compensation Plan, 1995 Key Employee Stock Ownership Plan, 1991 Stock Incentive Plan, 1981 Incentive Stock Option Plan, 1987 Non-Statutory Stock Option Plan, and 1993 Stock Option Plan for Non-Employee Directors (the Plans), to grant options and other awards under the Plans and to interpret the Plans. The other duties of the Compensation Committee are described below under Stock Option and Compensation Committee Report on Executive Compensation.

The Audit Committee of the Board consisted of three non-employee directors, Willem F.P. de Vogel, Irving Goldstein, and Shirley Strum Kenny. The committee has the responsibility of recommending the firm to be chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee met three times during fiscal year 1998. The Audit Committee has recommended the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 1999.

The Nominating Committee of the Board was established in May 1996 and consists of three directors, Richard A. Grasso, Shirley Strum Kenny, and Charles B. Wang. The committee has responsibility for suggesting nominees to the Board for election as directors.

Directors Compensation

Under the 1996 Deferred Stock Plan for Non-Employee Directors (the 1996
Plan), directors receive their entire annual retainer in Common Stock, receipt of which is deferred until retirement from the Board, death or disability. At its annual meeting on August 13, 1997, the Board of Directors established its annual Director Fees for the succeeding twelve months at $45,000. These Director Fees will be credited to each directors Deferred Stock Compensation Account based on the Fair Market Value of the Companys stock on August 11, 1998. Directors who are also employees of the company receive no Board or Committee fees.

Under the Companys 1993 Stock Option Plan for Non-Employee Directors (the 1993 Plan), non-employee directors are automatically awarded options to acquire up to 6,750 shares of the Companys Common Stock per year depending on the Companys attainment of specific return on equity objectives. Pursuant to the 1993 Plan, the exercise price of such options is equal to the Fair Market Value of the shares covered by such options on the date of grant. On August 14, 1997, each non-employee director, except Ms. Kenny, was granted 6,750 shares of Common Stock at $43.08 per share. On the advice of the New York State Commission on Ethical Practices, Ms. Kenny has declined to accept any options under this Plan.

On May 19, 1998, the Board of Directors adopted an Amendment to the 1996 Plan, which provides that the Board of Directors may credit the Deferred Stock Compensation Account under the 1996 Plan of any Non-Employee Director who by force of any federal, state, or local law, regulation or government agency decision is precluded from accepting options under the 1993 Plan, with an amount representing the economic equivalent of options foregone under the 1993 Plan. See Item 2 Amendment to the 1996 Deferred Stock Plan for Non-Employee Directors.

Report of Compensation Committee

Notwithstanding anything to the contrary set forth in any of the Companys previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might affect future filings, including this Proxy Statement, the report of the Stock Option and Compensation Committee of the Companys Board of Directors set forth below and the Stock Performance Graph set forth on page 8 in accordance with Securities Exchange Commission requirements, shall not be incorporated by reference into any such filings.

           STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                     ON EXECUTIVE COMPENSATION

General

Decisions as to certain compensation of the Companys executive officers are made by the Compensation Committee of the Companys Board of Directors, none of the members of which are employees of the Company. At the Companys fiscal year end, the members of the Compensation Committee were Willem F.P. de Vogel, Irving Goldstein, and Richard A. Grasso.

Compensation Policies

The Compensation Committees executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer software marketplace and to motivate such executives to maximize profitability and stockholder value. The Compensation Committee has designed the Companys Comprehensive Executive Compensation Plan with four components to achieve this objective base salary; annual incentives; long-term equity participation; and benefits. The majority of each executives total compensation is dependent on the attainment of predefined performance objectives which are consistent with the maximization of stockholder value. The philosophy and operation of each component is discussed herein.

Base Salary. Base salaries for its executive officers are designed to attract and retain superior, high- performing individuals. As such, the Company believes its base salaries for executive positions are, and should be, equal to or greater than those of comparable companies.

Annual Incentives. The executive officers earn a significant portion of their total compensation based on achievement of predetermined individual and Company performance targets. The Companys 1994 Annual Incentive Compensation Plan, which is administered by the Compensation Committee, establishes a specific percentage of net income after taxes that is in excess of a threshold based on the Companys target return on average stockholders equity. Different percentages of any such excess are determined for each executive officer at the commencement of each fiscal year. The Compensation Committee may, at its discretion, decrease (but never increase) the calculated annual incentive compensation payable to an executive, and/or direct that a portion of this incentive be payable in Companys Common Stock, subject to certain holding restrictions.

Long-term Equity Participation. The Compensation Committee believes strongly that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements and stockholders interests in the enhancement of stockholders return. To this end, the Compensation Committee grants to key executives stock options which vest (i.e., become exercisable) over a five-year period following the date of grant as follows: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary. Options granted at the current market price to executives under the Companys 1991 Stock Incentive Plan have a term of ten years from the date of grant, and subject to the above vesting restrictions, may be exercised at any time during such term. On June 12, 1998, the Company issued 14,743,266 shares of Common Stock to certain key executives under the 1995 Key Employee Stock Ownership Plan. These shares are subject to significant limitations on transfer for seven years after vesting.

Benefits. The benefits available to executive officers are the same as those afforded to all full-time employees. In general, they are the standard protection against financial catastrophe that can result from personal or family illness, disability, or death. Executive officers are also eligible to participate in the voluntary personal contribution, as well as the Company matching and discretionary, provisions of the Computer Associates Savings Harvest Plan (the CASH Plan), to the extent permitted under the CASH Plan, the applicable Employment Retirement Income Security Act of 1974 regulations, as amended (ERISA) and the Code. The Companys medical, dental, and disability plans as well as the CASH Plan provide all employees with the protection and peace of mind necessary to devote their full attention to achievement of the Companys objectives.

Chief Executive Officer Compensation

The Compensation Committee determined the components of Mr. Wangs fiscal year 1998 compensation as follows:

Base Salary. Mr. Wangs base salary of $1,000,000 was not increased from that of the two previous fiscal years.

Annual Incentives. The Companys fiscal year 1998 performance produced a return on average stockholders equity, in excess of the predetermined threshold. Pursuant to the 1994 Annual Incentive Compensation Plan for fiscal year 1998, Mr. Wangs award was calculated at a predetermined percentage of the Companys net income for the fiscal year less a cost of equity. The cost of equity was computed based on a five point quarterly average of the Companys reported stockholders equity. Mr. Wangs total performance-based at risk compensation calculated under the 1994 Annual Incentive Compensation Plan was approximately $16,000,000. This amount was reduced by the Compensation Committee to $15,000,000. In addition, 60% of this amount or $9 million, as reduced, was granted in unregistered Company Common Stock which is therefore restricted from transfer for one year from the date of award.

Long-term Equity Participation. Under the terms of the 1995 Key Employee Stock Ownership Plan which was approved by the stockholders in August 1995, 810,000 shares were previously awarded and vested based on pre-established performance criteria, but remained contingent upon Mr. Wangs continued employment until March 31, 2000. Additional grants of the remaining 8,100,000 shares available under the 1995 Plan have been made based upon the achievement of certain target stock prices. These additional grants and the unvested portion of the initial grant (3,240,000 shares) are non-transferable and subject to substantial risk of forfeiture through March 31, 2000 if certain stock performance objectives are not attained. If the Company stock price objectives are attained in the fiscal year ended March 31, 2000 or in some instances sooner, these shares are further subject to significant limitation on transfer for seven years after vesting. Mr. Wang has agreed to restrict the transfer of 8,100,000 shares of Common Stock which he currently owns. Such restriction will lapse concomitantly with those shares under the 1995 Key Employee Stock Ownership Plan. All share amounts referred to above reflect the three-for-two stock split effective November 5, 1997.

Benefits. Mr. Wang received matching and discretionary contributions to the Companys benefit plans of $24,400 in fiscal year 1998. He was also provided benefits under the Companys medical, dental, and disability plans consistent with those provided to other full-time employees.

Other Executive Officers

The compensation plans of most of the Companys other executive officers, including the four persons listed in the Summary Compensation Table on page 9, provide for a base salary, annual incentive cash compensation based on either individual fixed percentages of the Companys aggregate net income above a predetermined return on average stockholders equity for the fiscal year or an absolute level of Company revenue/net margin achievement, long-term equity grants under the Companys 1991 Stock Incentive Plan and access to the Companys standard employee benefit plans. For fiscal 1998, the Compensation Committee allocated an aggregate of approximately 1% of the Companys net income to the four executive officers, other than the Chief Executive Officer. Except for Mr. McWade, approximately 60% of this amount was awarded in the form of Company Common Stock which is restricted from transfer for one year from date of award. Under the 1995 Key Employee Stock Ownership Plan, two of the executive officers have been awarded shares of Common Stock which are vested but remain contingent upon continued employment. These shares are non-transferable and further subject to significant limitations on transfer for seven years after vesting.

Deductibility

Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Companys chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as performance-based. In 1994, the Committee adopted, and the stockholders approved, terms under which Annual Incentive compensation and Long-Term Equity Participation awards should qualify as performance-based. The Company believes that all awards under the 1995 Key Employee Stock Ownership Plan will be fully deductible under current tax regulations. Additionally, based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options under the Companys 1991 Stock Incentive Plan and any prior Plans should qualify as performance-based. The Committee is not precluded, however, from making compensation payments under different terms even if they would not qualify for tax deductibility under Section 162(m).

       SUBMITTED BY THE STOCK OPTION AND COMPENSATION
       COMMITTEE OF THE COMPANYS BOARD OF DIRECTORS:

                                  Willem F.P. de Vogel
                                  Irving Goldstein
                                  Richard A. Grasso


Common Share Price Performance Graph

The following graph compares cumulative total return of the Companys Common Stock (using the closing price on the NYSE at March 31, 1998 of $57.75) with the Standard and Poors Computer Software and Services Index* and the Standard and Poors 500 Index during the fiscal years 1994 through 1998** assuming the investment of $100 on April 1, 1993 and the reinvestment of dividends.


                               TOTAL RETURN DATA


                          3/31/93  3/31/94  3/31/95  3/31/96  3/31/97  3/31/98
                          -------  -------  -------  -------  -------  -------


Computer Associates
International, Inc.       100      130      251	     455      371	     829
S&P Computer Software
and Services Index        100	     112      151	     214      300	     549
S&P 500 Index             100	     101      117	     155      186	     275



Source: Standard and Poors Compustat Custom Business Unit

* The Standard and Poors Computer Software and Services Index is composed of the following companies:

Adobe Systems, Inc.                        Microsoft Corporation
Autodesk, Inc.                             Novell, Inc.
Computer Associates International, Inc.    Oracle Systems Corporation
Computer Sciences Corporation	Parametric   Technology Corporation
HBO & Company, Inc.                        Unisys Corporation

**	The Companys fiscal years ended March 31 of each year.


           COMPENSATION AND OTHER INFORMATION CONCERNING
                         EXECUTIVE OFFICERS

The following table sets forth the cash and non-cash compensation for the Chief Executive Officer and each of the four next most highly compensated executive officers of the Company for each of the fiscal years ended March 31, 1998, 1997, and 1996, respectively.



                     SUMMARY COMPENSATION TABLE






                                                               Long Term
                                                           Compensation Awards
Name and               Fiscal    Annual Compensation    Restricted Stock  Option        All Other
Principal Position	Year   Salary      Incentive(1) Awards ($)(1)(4) Awards(#)(2)Compensation(3)
------------------     ------  ------     ------------- ---------------- ----------- ---------------

Charles B. Wang        1998   $1,000,000 $6,000,000    $9,000,000                   $36,400
Chairman of the Board  1997   $1,000,000 $5,000,000    $7,000,000                   $36,400
and Chief Executive    1996   $1,000,000 $5,000,000    $5,000,000	     1,270,687    $38,376
Officer

Sanjay Kumar           1998   $  900,000 $4,240,000    $6,360,000                   $36,400
President and Chief    1997   $  900,000 $3,250,000    $5,850,000                   $36,400
Operating Officer      1996   $  650,000 $3,250,000    $3,250,000	     1,017,562    $38,376

Russell M. Artzt       1998   $  750,000 $1,165,000    $1,745,000                   $36,400
Executive Vice         1997   $  750,000 $  975,000    $1,425,000                   $36,400
President-Research     1996   $  550,000 $  975,000    $  975,000	       680,062    $37,923
and Development

Charles P. McWade      1998   $  200,000 $  350,000                      130,515    $32,520
Senior Vice            1997   $  175,000 $  315,000                      115,357    $30,410
President-Business     1996   $  175,000 $  265,000                       89,437    $31,915
Development

Peter Schwartz         1998   $  600,000 $  580,000    $  875,000	       443,015    $36,400
Senior Vice            1997   $  600,000 $  525,000    $  675,000	       396,607    $36,400
President-Finance and  1996   $  450,000 $  525,000    $  525,000	       545,062    $38,376
Chief Financial Officer






(1)	Incentive compensation and restricted stock awards shown for Messrs.
Wang, Kumar, Artzt, and Schwartz for fiscal years 1996, 1997, and 1998 were made under the 1994 Annual Incentive Compensation Plan.

(2)	Option awards reflect the three-for-two stock splits effective August
21, 1995, June 19, 1996, and November 5, 1997. All options granted to such executive officers of the Company vest over a five year period following the date of grant, 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(3)	Consists of Company contributions to the Companys benefit plans and a non-reimbursed travel allowance for each executive officer of $12,000 for each fiscal year.

(4)	Does not reflect the vesting on May 21, 1998 of all shares under the
1995 Key Employee Stock Ownership Plan which was previously described in the 1995 Proxy and approved by the stockholders at the 1995 Annual Meeting (Mr. Wang 9,334,205 shares, Mr. Kumar 4,088,130 shares, Mr. Artzt 1,320,931 shares).


The following tables summarize option grants and exercises during the fiscal year ended March 31, 1998 to or by the executive officers named in the Summary Compensation Table on page 9, and the value of the options held by such person on March 31, 1998.






                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

            Granted       Percent of        Exercise    Expiration     Potential   Appreciation
Name       Options(1)    Total Grants(4)     Price        Date           5%(2)        10%(3)
--------   ----------    ---------------   --------    ----------     ---------   ------------

C.B. Wang
S. Kumar
R.M. Artzt
P. Schwartz 265,905     3.0%                $29.33      April 6, 2007  $4,903,549  $12,425,577
P. Schwartz 177,110     2.0%                $47.25      Feb. 22, 2008  $5,261,050  $13,331,483
C.P. McWade  78,405      .9%                $29.33      April 6, 2007  $1,445,865  $ 3,663,817
C.P. McWade  52,110      .6%                $47.25      Feb. 22, 2008  $1,547,927  $ 3,922,441







(1) Share amounts and exercise prices reflect the three-for-two stock split effective November 5, 1997.

(2)	Realizable net value if Company stock were to increase in value five percent (5%) per year for the ten year term of the options.

(3)	Realizable net value if Company stock were to increase in value ten percent (10%) per year for the ten year term of the options.

(4)	Based on a total of 8,914,251 options granted.



            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES







                                                     Number of                Net Value of Unexercised
                                                 Unexercised Options              In-The-Money Options
            Shares Acquired/     Value           at March 31, 1998(1)            at March 31, 1998(4)
Name          Exercised(1)    Realized(2)	 Exercisable(3)  Unexercisable   Exercisable(3)	Unexercisable
----------  ----------------  -----------  -------------   -------------   ------------   -------------
C.B. Wang   300,000           $13,797,000  7,539,341       1,916,431      $397,801,508   $83,962,925
S. Kumar    190,905           $ 8,667,758	 1,003,633       1,439,712      $ 47,434,732   $62,555,810
R.M. Artzt  474,999           $18,858,572	 1,215,108       1,006,026      $ 60,012,535   $43,967,534
P. Schwartz  10,800           $   482,667	 1,275,780       1,552,017      $ 63,872,667   $50,125,069
C.P. McWade  77,574           $ 3,234,774	                   349,115                     $10,066,402






(1) Share amounts reflect the three-for-two stock split effective November 5, 1997.

(2)	Market value of shares purchased at exercise date less aggregate option exercise price.

(3)	All option grants vest over a five year period: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary; and 30% on the fifth anniversary.

(4)	Pro forma net valuation based on the March 31, 1998 closing price of
$57.75, less fair market price at the grant date.


Employees Profit Sharing Plans

The Company maintains a profit sharing plan, the CASH Plan, for the benefit of employees of the Company. The CASH Plan is intended to be a qualified plan under Section 401(a) of the Code, and certain contributions made thereunder qualify for tax deferral under Section 401(k) of the Code. The CASH Plan is funded through the Companys and participating employees contributions, and generally provides that employees may contribute, through payroll deductions, a percentage of their regular salary. The Company makes matching and discretionary contributions for eligible participants in the CASH Plan who have one year of service, including the Companys executive officers (Employer Contributions). Participants in the CASH Plan receive a 50% match of their contributions, up to a maximum of 5% of annual compensation (subject to certain Code limitations), and a portion of the Companys discretionary contribution for each year generally in proportion to their annual compensation as allowed by the Code. The Companys contributions under the CASH Plan vest in incremental amounts over a period of seven years from date of hire, and are 100% vested after seven years. The CASH Plan is administered by a committee of officers of the Company appointed by the Board of Directors. All employees are eligible to participate in the CASH Plan in the month following hire.

Effective April 1, 1994, the Company established an unfunded Restoration Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Restoration Plan is solely for the purpose of benefiting participants in the CASH Plan who are precluded from receiving a full allocation of Employer Contributions under the CASH Plan because of the limitation on the compensation taken into account under such CASH Plan imposed by Section 401(a)(17) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993.

The Company also established effective January 1, 1993, an unfunded Excess Benefit Plan as said term is defined in Sections 3(36) and 4(b)(5) of ERISA, solely for the purpose of benefiting participants in the CASH Plan who are unable to receive a full allocation of Employer Contributions under the CASH Plan limitations imposed by Section 415 of the Code.

During the 1998 fiscal year, the Company contributed $24,400 for the accounts of each of Messrs. Wang, Kumar, Artzt, and Schwartz, $20,520 for the account of Mr. McWade and $23,351,000 for all participating employees under the CASH, the Excess Benefit and the Restoration Plans. Such contributions are included in the amount of other cash compensation set forth opposite the five executive officers names on the Summary Compensation Table on page 9.

Stock Option Plans

During fiscal year 1998, the Company maintained the 1981 Incentive Stock Option Plan (the 1981 Plan) which provides for the issuance to certain selected employees of incentive stock options to purchase up to a maximum of 27,000,000 shares of Common Stock. Incentive stock options are stock options which are intended to satisfy the criteria established in Section 422 of the Code and are subject to different tax treatment than non-statutory stock options. Under the 1981 Plan, stock options may be granted for terms of up to ten years. The 1981 Plan terminated in accordance with its terms, on October 23, 1991, which was the tenth anniversary of the date on which it was first adopted. No additional options may be granted under the 1981 Plan.

The Company also maintains the 1987 Non-Statutory Stock Option Plan (the 1987
Plan) pursuant to which non-statutory options to purchase up to 16,875,000 shares of Common Stock may be granted to selected officers and key employees of the Company. Pursuant to the 1987 Plan, the option price of stock options granted thereunder may not be less than the market price of the shares of Common Stock on the date of grant. The option period may not exceed twelve years.

The Companys 1991 Stock Incentive Plan (the 1991 Plan) provides that up to an aggregate of 67,500,000 shares of the Companys Common Stock may be granted to employees (including officers of the Company) pursuant to stock options or stock appreciation rights (SARs). The options may be either options intended to qualify as incentive stock options, as that term is defined in the Code, or non-statutory options. The Compensation Committee has the power to determine whether such options are intended to qualify as an incentive stock option under the Code.

The 1993 Stock Option Plan for Non-Employee Directors (the 1993 Plan) provides for non-statutory options to purchase up to 337,500 shares of Common Stock to be available for grant to each member of the Board of Directors who is not otherwise an employee of the Company.

The 1981 Plan, the 1987 Plan, the 1991 Plan, and the 1993 Plan are administered by the Compensation Committee of the Board of Directors, which determines the individuals to whom options and SARs are granted, the date or dates of grant, and the number of shares covered by the options and SARs granted. The per share exercise price of options and SARs granted may not be less than 100% of the Fair Market Value of a share of the Companys Common Stock on the date of grant. Shares of Common Stock acquired may be treasury shares, including shares purchased in the open market, newly issued shares or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock on such date as reflected in the consolidated trading of New York Stock Exchange issues (as long as the Companys Common Stock is listed on the New York Stock Exchange). All share amounts referred to above reflect the three-for-two stock split effective November 5, 1997.

1995 Key Employee Stock Ownership Plan

Under the 1995 Key Employee Stock Ownership Plan (1995 Plan), a total of 20,250,000 restricted shares were granted to Messrs. Artzt, Kumar, and Wang. On May 21, 1998, the closing price of the Companys common stock exceeded $53.33 for 60 trading days beginning October 21, 1997, and all of the 20,250,000 shares vested. After an adjustment for applicable taxes, a total of 14,743,266 shares were issued to Messrs. Artzt, Kumar, and Wang on June 12, 1998. These shares issued are subject to significant limitations on transfer during the seven years following vesting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act), requires the Companys directors and executive officers, and persons who own more than 10% of a registered class of the Companys equity securities, to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange (the NYSE) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company (Section 16(a) Forms). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) Forms they file.

Based solely on its review of such copies of Section 16(a) Forms received by it, or written representations from certain reporting persons, during the fiscal year ended March 31, 1998, the Company believes that each of its officers, directors and greater than 10% beneficial stockholders complied with all applicable filing requirements.

Certain Transactions

During the fiscal year ended March 31, 1998, the Company retained the law firm of Wang & Wang, in which Charles B. Wangs brother, Mr. Francis S. L. Wang, is a member, to perform legal services for the Company. Wang & Wang, who represented the Company in connection with a number of matters involving protection of intellectual property rights, employment issues, and litigation, received approximately $262,000 in fees and disbursements during the fiscal year.

ITEM 2 AMENDMENT TO THE 1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE
DIRECTORS

The 1993 Stock Option Plan for Non-Employee Directors (the 1993 Plan) was adopted by the Board of Directors on May 12, 1993 and approved by the stockholders on August 11, 1993. The 1996 Deferred Stock Plan for Non-Employee Directors (the 1996 Plan) was adopted by the Board on May 21, 1996 and approved by the stockholders on August 14, 1996.

On May 19, 1998, the Companys Board of Directors unanimously adopted, subject to approval of the Companys stockholders, an Amendment to the 1996 Plan in the form annexed hereto as Exhibit A. The Amendment provides that the Board of Directors may credit the Deferred Stock Compensation Account under the 1996 Plan of any Non-Employee Director who by force of any federal, state or local law, regulation or government agency decision is precluded from accepting options under the 1993 Plan, with an amount representing the economic equivalent of options foregone under the 1993 Plan.

The capitalized term, Director, as used herein is defined in the Plans as any Director of the Company who is not an employee of the Company or separately compensated for their services.

Description of the Amendment

The 1993 Plan provides for an Initial Award of 6,750 options upon adoption of the Plan and annual awards of 6,750 options, dependent upon the attainment of certain specific return on equity objectives, to each non-employee director. Under the 1996 Plan, non-employee directors receive their entire annual fees in Common Stock, receipt of which is deferred until termination of the Directors term of office, resignation, or death.

Capitalized terms used in this description without definition are used as defined in the 1993 and 1996 Plans.

Both the 1993 and 1996 Plans are designed to more closely align the interests of the non-employee directors and the stockholders. Specifically, the non-employee directors receive their entire remuneration in Common Stock and Stock Options. Under the 1993 Plan, the options vest annually one year after grant. Under the 1996 Plan, all fees are paid in Common Stock and retained in a Deferred Stock Compensation Account until January 2 of the calendar year following the Director Service Year in which a Director ceases to be a member of the Board.

The Amendment to the 1996 Plan provides that no director, who through no fault of their own is unable to participate in the 1993 Plan, shall be penalized or subjected to inequitable treatment by reason of their service on the Companys Board. It maintains and reinforces the common intent of both plans as well as providing for equal treatment of any directors who by virtue of their external commitments are limited from participating in the 1993 Plan. The Amendment provides that to the extent a Director is precluded from participating in the 1993 Plan, he or she will receive an amount of Common Stock credited to their Deferred Stock Compensation Account, representing the economic equivalent of options foregone under the 1993 Plan (the Offset Award).

All the provisions and limitations of the 1996 Plan including prohibition of separately compensated consulting relationships, avoidance of interlocking directorships and attendance at least 80% of the meetings of the Board and its committees remain applicable to such Offset Award.

If approved, the Amendment to the 1996 Plan will be retroactively effective as of May 14, 1993. If the Amendment is not approved, the 1996 Plan will remain in effect as previously approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AMENDED 1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

ITEM 3 1998 INCENTIVE AWARD PLAN

Introduction

On June 19, 1998, the Board of Directors of the Company ratified and approved the Computer Associates International, Inc. 1998 Incentive Award Plan (the 1998 Plan), which had been previously adopted by the Stock Option and Compensation Committee on June 11, 1998. The 1998 Plan is being submitted for stockholder approval at the Companys Annual Meeting of Stockholders.

The purpose of the 1998 Plan is to promote the creation of shareholder value by encouraging and rewarding outstanding performance by key employees of the Company.

Description of the 1998 Plan

The following is a summary of certain provisions of the 1998 Plan; the summary is not, however, intended to be complete, and is qualified by reference to the complete text of the 1998 Plan attached as Exhibit B to this Proxy Statement. Capitalized terms used in this description without definition are used as defined in the 1998 Plan.

Under the 1998 Plan, the Committee is authorized to grant up to 4,000,000 Phantom Shares to certain employees of the Company (other than Charles B. Wang, Sanjay Kumar, Russell M. Artzt, and the Companys Chief Financial and

Internal Audit Officers). A Phantom Share is a right to receive one share of the Companys Common Stock. The Committee may make grants of Phantom Shares from time to time through March 31, 2008.

Administration

The 1998 Plan will be administered by the Committee or a subcommittee comprised solely of at least two Non-Employee Directors (as defined in Rule 16b-3 of the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended) who are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the 1998 Plan will be final, conclusive and binding upon all persons.

Vesting and Forfeiture

All grants of Phantom Shares made pursuant to the 1998 Plan will be subject to vesting over a five-year period. As discussed below, vesting is contingent upon (i) the attainment of certain Target Closing Prices (the Target Requirement) and (ii) the employees continuing employment with the Company from the date of grant through the fifth anniversary of such date (the Continued Employment Requirement).

Target Closing Price

For each grant under the 1998 Plan, a number of Phantom Shares in 20% annual increments, will be deemed to have met the Target Requirement for each of the five Plan Years following the date of grant, if the average closing price of the Companys Common Stock for the ten business days immediately preceding and including March 31 of the Plan Year equals or exceeds the Target Closing Price for that Plan Year. The Target Closing Price is calculated as: (i) for the year the grant is made, 120% of the Base Price (the average closing price of the Common Stock for the ten trading days up to and including the March 31 that immediately precedes the grant date); and (ii) for each of the next four years, 120% of the Target Closing Price for the immediately preceding Plan Year. For the Plan Year ending March 31, 1999, the Base Price will be the greater of $57.75 (closing price on March 31, 1998) or the closing price on August 12, 1998.

Forfeiture

If the Closing Price of the Common Stock on March 31 of the applicable year does not equal or exceed the Target Closing Price, the Phantom Shares that were eligible for vesting with respect to the Target Requirement for that Plan Year will be forfeited (subject to the possibility of early vesting as described below).

Continued Employment

Vesting will also be contingent on the employees being employed by the Company or any of its majority owned subsidiaries from the date of grant of the Phantom Shares through the fifth anniversary of such date. If, prior to such anniversary, the employees employment with the Company (and its subsidiaries) terminates for any reason other than death or permanent disability, all Phantom Shares held by such employee will be forfeited. After the fifth anniversary of the grant date, Phantom Shares that have vested with respect to the Target Requirement will no longer be subject to forfeiture.

Early Vesting

All Phantom Shares (including Phantom Shares previously forfeited by virtue of not having met the applicable Target Requirement) will immediately vest and no longer be subject to forfeiture if the closing price of the Companys Common Stock exceeds an amount equal to 400% of the Base Price for 60 days within any 12-month period in the first five years starting with the Grant date.

Payment

The Company will pay to the applicable employee one share of Company Common Stock per vested Phantom Share; provided that the Committee, in its discretion, can provide for deferral of payment with respect to Phantom Shares in accordance with such rules and procedures as it may adopt from time to time.

Except in the event of the death or disability of the employee (and in the event of a Change-of-Control), vested Phantom Shares generally will become payable over a four-year period, beginning one year after the first date on which such Phantom Shares were fully vested and no longer subject to forfeiture, in the following annual percentage amounts: 10%, 20%, 30%, and 40%.

Death or Disability

If the employee dies or becomes permanently disabled while employed by the Company or any of its majority owned subsidiaries, all Phantom Shares held by such employee will immediately vest and become payable.

Dividend Equivalent Rights

The Committee may grant a dividend equivalent right (a DER) in respect of any granted Phantom Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a share of the Companys Common Stock from time to time. Unless otherwise provided by the Committee, each such cash payment will be made as soon as practicable after the time at which the corresponding dividend distribution is made to stockholders of the Company. The Committee may provide that, in the case of DERs applicable with respect to unvested Phantom Shares, such DERs will be accumulated (with or without interest, as the Committee may provide) and will be forfeited if the applicable Phantom Share is forfeited, or paid after such Phantom Share becomes vested.

In addition, the Committee may provide that DERs (including DERs with respect to unvested shares) may be invested in additional Phantom Shares, or that payments with respect to DERs may otherwise be deferred in accordance with such rules and procedures as the Committee may adopt from time to time.

Change-of-Control

In the event of a Change-of-Control, all outstanding Phantom Shares (other than Phantom Shares previously forfeited) will immediately vest and become payable. If any Federal excise tax liability arises as to any employee as a result of the immediate vesting of a Phantom Share by virtue of a Change-of-Control, the Company will generally make such payments as necessary to place the employee in the same after-tax position as he would have been in the absence of such excise taxes.

Amendment and Termination

The Committee may amend or terminate the 1998 Plan at any time and for any reason; provided, however, that no amendment may relieve the Company of its obligations under the 1998 Plan in the event of a Change-of-Control, and no amendment may adversely affect an employee with respect to Phantom Shares previously granted unless such amendments are required in order to comply with applicable laws. However, the Committee may not make any amendment of the 1998 Plan that would, if not approved by the stockholders, cause the 1998 Plan to fail to comply with any requirement of applicable law or regulation, unless and until such approval of the stockholders is obtained.

Federal Tax Consequences

Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Companys chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as performance-based. Company believes that all awards under the 1998 Incentive Award Plan will be fully deductible as performance-based compensation. The Committee is not precluded, however, from making compensation payments under different terms even if they would not qualify for tax deductibility under Section 162(m).

The Phantom Shares have been designed with the intention that there generally will be no tax consequences as a result of the granting of a Phantom Share until payment is made with respect to such Phantom Share.

Generally, when payment is made (and, it is intended, not until such time), the applicable employee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the fair market value of the Common Stock received upon payment.

With regard to dividend equivalent rights (to the extent not reinvested in Phantom Shares), it is anticipated that the Participant would have ordinary income in an amount equal to the amount received in respect of such rights at the time of receipt.

Additional special tax rules may apply to those employees who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

The foregoing tax discussion is a general description of the tax consequences that the Company expects based on the current state of the law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL AND ADOPTION OF THE 1998 INCENTIVE AWARD PLAN.

ITEM 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
A representative of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders.
Although the By-laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Ernst & Young LLP (and its predecessor firm Ernst & Whinney) has been the independent auditor for the Company since 1980 and has been appointed to serve in that capacity for the 1999 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANYS INDEPENDENT AUDITORS.


				STOCKHOLDER PROPOSALS

The Companys By-laws require advance notice for any stockholder nomination or proposal at an annual or special meeting of stockholders. In general, all nominations or proposals must be delivered to the Secretary of the Company at the Companys world headquarters. The submission deadline for stockholder proposals for consideration for inclusion in proxy materials for the 1999 Annual Meeting is March 6, 1999.

                            OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date your proxy and return it in the enclosed postpaid envelope.

                                   By Order of the Board of Directors


                                   /s/ Michael A. McElroy

                                   MICHAEL A. MCELROY
                                   Secretary
Dated: July 6, 1998
Islandia, New York

A COPY OF THE COMPANYS ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH REQUESTS SHOULD BE ADDRESSED TO: COMPUTER ASSOCIATES INTERNATIONAL, INC., ATTN.: INVESTOR RELATIONS DEPARTMENT, ONE COMPUTER ASSOCIATES PLAZA, ISLANDIA, NEW YORK 11788-7000.

                                                      EXHIBIT A


              COMPUTER ASSOCIATES INTERNATIONAL, INC.
       1996 DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                             Amendment 1

3.a. Administration

3.b. If any Director is limited or precluded by applicable federal, state, or local regulations from receiving options under the 1993 Stock Option Plan for Non-Employee Directors, they are eligible to receive a Common Stock grant of equivalent economic value to the foregone options (the Offset Award) which will be creditable to such Directors Deferred Stock Compensation Account as of the date they became eligible for such Stock Option grants, subject to eligibility requirements of paragraph 2.b.

3.c. The Offset Award will be determined using the Black-Scholes or a similar methodology by a subcommittee excluding the affected director(s).

                                                      EXHIBIT B

              COMPUTER ASSOCIATES INTERNATIONAL, INC.
                   1998 INCENTIVE AWARD PLAN

I. Establishment and Purpose

1.1 Purpose. Computer Associates International, Inc. (the Company) hereby establishes the 1998 Incentive Award Plan (the Plan). The Plan is intended to promote the creation of shareholder value by encouraging and rewarding outstanding performance by key employees of the Company.

1.2 Effective Date.  The Plan is effective as of June 19, 1998 (the Effective
Date), subject to the approval of the Plan by an affirmative vote at the 1998 Annual Meeting of Stockholders, or any adjournment of such meeting, of the holders of a majority of the outstanding shares of the Companys Common Stock, present in person or by proxy and entitled to vote at such meeting.

II. Definitions

2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below:

      2.1.1 Additional Grant means a Grant made by the Committee after March 31, 1999.

      2.1.2 Base Price means (i) for any Initial Grant, the greater of (1) $57.75 and (2) the closing price of the Common Stock on August 12, 1998 and
(ii) for any Additional Grant, the average closing price of the Common Stock for ten trading days up to and including the March 31 immediately preceding the date of any additional Grant.

      2.1.3 Board means the Companys Board of Directors.

	2.1.4 Change of Control shall mean the happening of any of the following:
(i) any person including a group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange
Act), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Participant, the Participant and any group (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the beneficial owner (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Companys then outstanding securities or (B) the then outstanding shares (in either such case other than as a result of an acquisition of securities directly from the Company), provided that, for purposes of this section only, the shares of the Company held by Walter Haefner/Careal Holding AG as of June 19, 1998 shall not be included in determining the beneficial ownership of Walter Haefner/Careal Holding AG; or

(ii) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, shares representing in the aggregate 51% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Companys assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the Incumbent Directors) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Companys stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

      2.1.5 Closing Price means, for each Plan Year, the average closing price of the Common Stock on the NYSE for the ten trading days up to and including March 31 of such Plan Year.

      2.1.6 Code means the Internal Revenue Code of 1986, as amended.

      2.1.7 Committee means the Stock Option and Compensation Committee of the Board formed to act on performance-based compensation for key employees, or any successor committee or subcommittee of the Board.

      2.1.8 Common Stock means the Common Stock, $.10 par value per share, of the Company.

      2.1.9 Eligible Employee means all employees of the Company and its majority owned subsidiaries (other than Charles B. Wang, Sanjay Kumar, Russell M. Artzt, and the Companys Chief Financial and Internal Audit Officers).

	2.1.10 Fair Market Value per share of Common Stock as of a particular date means (i) if such shares are then listed on a national stock exchange, the closing price per share on the exchange for the last preceding date on which there was a sale of shares of Common Stock on such exchange, as determined by the Committee; (ii) if such shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such shares in such over-the-counter market for the last preceding date on which there was a sale of such shares in such market, as determined by the Committee; or (iii) if shares of Common Stock are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for ten trading days.

	2.1.11 Grant means the grant of Phantom Shares to Participants pursuant to Section 3.3.2 of the Plan.

      2.1.12 Initial Grant means a Grant made by the Committee prior to March 31, 1999.

      2.1.13 Lapse Date means the first date on which a Participants Phantom Shares with respect to an applicable Grant are vested and thereby are no longer subject to forfeiture pursuant to either Section 4.2.1 or Section 4.2.2.

      2.1.14 NYSE means the New York Stock Exchange Composite Tape.

      2.1.15 Participant means any Eligible Employee selected by the Committee to receive a Grant under the Plan.

      2.1.16 Phantom Share means a right pursuant to the Plan (and subject to Section 3.1.2) of the Participant to payment of one share of Common Stock.

      2.1.17 Plan Year means the fiscal year commencing April 1, 1998 and ending March 31, 1999, and each succeeding fiscal year up to and including the fiscal year commencing April 1, 2007 and ending March 31, 2008.

      2.1.18 Rule 16b-3 means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

      2.1.19 Target Closing Price means, for any Grant under the Plan, (i) for the Plan Year in which the Grant is made, an amount equal to 120% of the Base Price applicable to such grant, (ii) for each of the next four Plan Years thereafter, an amount equal to 120% of the Target Closing Price for the immediately preceding Plan Year applicable to such Grant.

III. Awards and Committee Determinations

3.1 Authorization. Subject to adjustments pursuant to Section 3.2 the total number of Phantom Shares available for Grant issuance under the Plan shall be 4,000,000. If any Phantom Shares are, prior to payment of such Phantom Shares, forfeited, canceled, exchanged or surrendered, such Phantom Shares shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grant under the Plan. The aggregate number of Phantom Shares that may be granted under the Plan to any individual during any calendar year may not exceed 100% of such Phantom Shares available under the Plan.

3.2 Change in Capital Structure. In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Common Stock or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license agreement, strategic alliance or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of any Participant, then the Committee may make such equitable changes or adjustments as it deems necessary or appropriate including, without limitation, adjustments to (i) the maximum aggregate number of Phantom Shares which may be granted in accordance with the Plan, (ii) the number of Phantom Shares granted and outstanding under the Plan, (iii) the amount of any Target Closing Price applicable to outstanding Grants (iv) the adjusted value of the Base Price for purposes of determining Early Vesting under Section 4.3 of the Plan, and
(v) the number and kind of shares to be distributed in respect of Phantom
Shares.

3.3 Grants
      3.3.1 The Committee shall determine the Eligible Employees to whom, and the time or times at which, grants of Phantom Shares shall be made and all other conditions of the grant of Phantom Shares under the Plan; provided that all such grants shall be subject to the terms and conditions specifically set forth in the Plan (including without limitation those set forth in Article IV hereof).

      3.3.2 The Committee may make grants of Phantom Shares under the Plan from time to time through March 31, 2003.

IV. Vesting and Forfeiture

4.1 Vesting. Subject to Section 4.3, all Grants of Phantom Shares made pursuant to the Plan shall be subject to vesting over a five-year period, with vesting contingent upon (i) the attainment of certain Target Closing Prices as set forth in Section 4.1.1 and (ii) the satisfaction of the requirements set forth in Section 4.1.2.

      4.1.1 For each Grant under the Plan, a number of Phantom Shares (rounded down to the nearest whole number) shall vest in 20% annual increments, for each of the five Plan Years following the date of Grant (including the Plan Year in which the Grant was made), if the Closing Price for such Plan Year equals or exceeds the Target Closing Price for such Plan Year.

      4.1.2 Vesting shall be contingent on the Participants being employed by the Company or any of its majority owned subsidiaries from the date of Grant through the fifth anniversary of such date of Grant.

      4.1.3 Notwithstanding the foregoing provisions of this Section 4.1 in the event of death or permanent disability of a Participant, all Grants made to such Participant (other than portions of Grants that had previously been forfeited) shall immediately vest and shall not be subject to forfeiture.

4.2 Forfeiture

	4.2.1 Subject to Section 4.3 for any Grant under the Plan, if the Closing Price for a particular Plan Year does not equal or exceed the Target Closing Price for such Plan Year as provided in Section 4.1.1, the portion of such Grant that would have vested had the Target Closing Price been equaled or exceeded, shall be forfeited.

	4.2.2 Subject to Section 4.3 of the Plan, if, prior to the fifth anniversary of any Grant, a Participants employment with the Company or any of its majority owned subsidiaries terminates for any reason other than death or permanent disability, all Phantom Shares granted to the Participant pursuant to the Plan, whether or not vested on the date of such termination, shall be forfeited. After the fifth anniversary of any such Grant, any Phantom Shares with respect to such Grants that have vested shall no longer be subject to forfeiture.

4.3 Early Vesting. Any Grant under the Plan (including portions of such Grant that had previously been forfeited pursuant to Section 4.2.1) shall immediately vest, and shall no longer be subject to forfeiture pursuant to either Section 4.2.1 or Section 4.2.2 of the Plan, on the first day within the five-year period commencing on the date of such Grant that the closing price of the Common Stock has exceeded an amount equal to 400% of the Base Price for such Grant for 60 trading days within any preceding 12-month period.

V. Payment of Common Stock

5.1 Payment of Common Stock Generally. Except as provided in Section 5.2 and in Section 9.2.1, the Company shall pay to the applicable Participant one share of Common Stock per vested Phantom Share held by such Participant in accordance with the following schedule: (i) 10% of such Phantom Shares shall become payable on the date which is one year after Lapse Date; (ii) an additional 20% of such Phantom Shares shall become payable on the date which is two years after the Lapse Date; (iii) an additional 30% of such Phantom Shares shall become payable on the date which is three years after the Lapse Date; and (iv) the remaining 40% of such Phantom Shares shall become payable on the date which is four years after the Lapse Date. The Committee, in its discretion, may permit the deferral of payments or distributions hereunder in accordance with such rules and procedures as it may adopt from time to time.

5.2 Death or Disability. In the event of the death or permanent disability of a Participant, the Company shall pay to such Participant, or the Participants beneficiary or estate, as applicable, one share of Common Stock for each vested Phantom Share held by such Participant (including all Phantom Shares which have vested by virtue of such death or disability) as soon as practicable (but in no event more that 60 days) after the date of such Participants death or the date on which he or she becomes permanently disabled. Each Participant may designate, in writing and on such form and in accordance with such procedures as the Company may prescribe, one or more beneficiaries to receive the Common Stock that becomes payable upon the death of such Participant and may amend or revoke such designation at any time. In the event that the Participant has not designated a beneficiary, any Common Stock payable hereunder upon such Participants death shall be paid to such Participants estate.

VI. Dividend Equivalent Rights

6.1. The Committee may (but need not) grant a dividend equivalent right in respect of any Grant of a Phantom Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a share of Common Stock from time to time. Unless otherwise provided by the Committee at the time of Grant, each such payment shall be made as soon as practicable (but not more than 60 days) after the corresponding dividend distribution is made to shareholders of the Company. The Committee may provide that dividends with respect to Phantom Shares which have not vested pursuant to Article IV hereof, may be accumulated (with or without interest), and that such dividends shall be forfeited if the Phantom Shares with respect to which the dividends have been accumulated, are subsequently forfeited, and paid when the Phantom Shares vest. In addition, the Committee may provide that Dividend Equivalent Rights shall, or may, at the election of the Participant, be reinvested in additional Phantom Shares which shall vest (or be forfeited) and be paid pro-rata with the Phantom Shares with respect to which the Dividend Equivalent Rights were granted.

VII. Administration

7.1 Committee. The Plan shall be administered by the Committee or a subcommittee composed solely of at least two Non-Employee Directors (as defined in Rule 16b-3) that are outside directors within the meaning of
Section 162(m) of the Code. No employee or former employee of the Company may serve on the Committee.

7.2 Rules and Interpretation. The Committee shall be vested with all discretion and authority and may make such rules and regulations and establish such procedures as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, and any award, agreement, or notice thereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law provided that the Committees interpretation shall not be entitled to deference on and after a Change-of-Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before Change-of-Control. Without limiting the generality of the foregoing, the Committee may determine the extent, if any, to which Phantom Shares shall be forfeited; and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the Grant or thereafter. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

7.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

7.4 Tax Withholding. The Company shall take such action as the Committee may deem advisable to enable the Company and each Participant to satisfy obligations for payment of withholding and other taxes with respect to any Grant, vesting or elimination of risk of forfeiture or payment under the Plan. Such action may include withholding shares of Common Stock from the shares otherwise to be received by the Participant or requiring the Participant to pay cash to the Company in an amount equal to such tax obligations. In the event that the Committee elects to withhold shares in order to satisfy the applicable withholding obligation, the number of shares of Common Stock so withheld shall have an aggregate Fair Market Value on the applicable date sufficient to satisfy the applicable withholding taxes. Notwithstanding anything contained in the Plan to the contrary, the Participants satisfaction of any tax withholding requirements imposed by the Committee shall be a condition precedent to any payments as may otherwise be provided hereunder, and the failure of the Participant to satisfy such requirements with respect to the payment in respect of any Phantom Share shall cause the applicable Phantom Share to be forfeited.

7.5 Regulations and Approvals

	7.5.1 The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to phantom units or deferred compensation generally.

	7.5.2 Each Grant of Phantom Shares (or issuance of shares of Common Stock in respect thereof) is subject to the requirement that, if at any time the Committee determines in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Phantom Shares or shares of Common Stock, no payment shall be made, or Phantom Shares or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

	7.5.3 In the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1993, as amended (the Securities
Act), and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required under the Securities Act and the Committee may require any individual receiving shares, to represent to the Company in writing that such shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition, and may provide for a legending of such shares to that effect.

VIII. General Provisions

8.1 Nonassignability. Prior to the time a payment of Common Stock is made pursuant to Section 5, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest in such Grant (other than as set forth in Section 5.2 of the Plan).

8.2 Employment Rights/Participation. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when, during a Plan Year or other accounting period, such exercise occurs, to discharge any individual and/or treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

8.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

8.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

8.5 Funding. Phantom Shares are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participants right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided. The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligation hereunder, or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for the purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Participant any rights with respect to shares of Common Stock or any ownership interest in the Company. Without limiting Section VI, no provision of the Plan shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

8.6 Captions. The captions in the Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.7 Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to or mailed to its principal office, addressed to the attention of the President; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section
8.7.

8.8. Securities Exchange Act Requirement. Grants under the Plan are intended to satisfy the requirements of Rule 16b-3.

IX. Amendment and Termination

9.1 Amendment and Termination. The Committee may prospectively amend or terminate the Plan at any time and for any reason; provided, however, that
(i)such amendment shall not relieve the Company of its obligation under
Section 9.2 of the Plan and (ii) no amendment may adversely affect a Participant with respect to Phantom Shares previously granted unless such amendments are required in order to comply with applicable laws; provided that the Committee may not make any amendment to the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

9.2 Change-of-Control; Tax Gross-Up

	9.2.1 Notwithstanding any other provision in the Plan to the contrary, in the event of a Change-of-Control, all outstanding Grants (other than portions thereof that had previously been forfeited) shall immediately vest and no longer be subject to forfeiture and all shares of Common Stock due with respect to such Grants shall be paid to the applicable Participants (i) as soon as practicable (but in no event more than 30 days) after such Change-of-Control or (ii) in the sole discretion of the Committee, within one year following such Change-of-Control.

      9.2.2 If the accelerated vesting provided for in Section 9.2.1 or any other payment provided for hereunder, either alone or together with other payments and benefits which a Participant receives or is entitled to receive from the Company or its affiliates, would constitute an excess parachute payment within the meaning of Section 280G of the Code, whether or not under an existing plan, arrangement or other agreement, (each such parachute payment, a Parachute Payment), and would result in the imposition on the Participant of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which the Participant is entitled under the Plan or otherwise, the Participant shall be paid an amount in cash equal to the sum of the excise taxes payable by the Participant by reason of receiving Parachute Payments plus the money necessary to place the Participant in the same after-tax position (taking into account any and all applicable federal, state, and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments
(including, without limitation, any payments under this Section 9.2.2), as if no excise taxes had been imposed with respect to Parachute Payments (the Parachute Gross-up). Any Parachute Gross-up otherwise required under this Section 9.2 shall be made whether or not there is a Change-of-Control, whether or not payments or benefits are payable under the Plan, whether or not the payments or benefits giving rise to the Parachute Gross-up are made in respect of a Change-of-Control and whether or not the Participants employment with the Employer shall have been terminated. Except as may otherwise be agreed to by the Company and the Participant, the amount or amounts (if any) payable under this Section 9.2.2 shall be as conclusively determined by the Companys independent auditors (who served in such capacity immediately prior to the Change-of-Control), whose determination or determinations shall be final and binding on all parties. The Participant shall agree to utilize such determination or determinations, as applicable, in filing all of the Participants tax returns with respect to the excise tax imposed by Section 4999 of the Code. If such independent auditors refuse to make the required determinations, then such determinations shall be made by a comparable independent accounting firm of national reputation reasonably selected by the Company. Notwithstanding any other provision of the Plan to the contrary, as a condition to receiving any Parachute Gross-up payment, the Participant shall agree, in form and substance acceptable to the Company, to be bound by and comply with the provisions of this
Section 9.2.2.

Notice: If you plan on attending the 1998 Annual Meeting, please cut out and use the admission ticket(s) below.

No admission will be granted without an admission ticket.

Annual Meeting Of Stockholders
August 12, 1998, 10:00 a.m. (Eastern Daylight Time)
Wyndham Wind Watch Hotel
1717 Motor Parkway
Islandia, NY 11788
1-516-232-9800

From East of Islandia: Take 495 West to Exit 58 Old Nichols Road. Go North on Old Nichols Road. Make a left on Motor Parkway. The Wyndham Wind Watch Hotel is on the right.

From West of Islandia: Take 495 East to Exit 57 (Motor Parkway). At the light, turn left. Go straight across Rte. 454 (Veterans Hwy.) The Wyndham Wind Watch Hotel is on the left.

Please vote your shares via the telephone or Internet, or sign, date, and return the proxy card promptly using the enclosed envelope.